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                                                                     EXHIBIT 99b

                                                                   PRESS RELEASE

         IMS ANNOUNCES NEW DIGITAL VIRTUAL TEST SOLUTION FOR MIXED-SIGNAL

            TESTDIRECT-TRADEMARK- TEST PATTERN GENERATION TOOL IMPROVES
                       TEST PRODUCTIVITY AND TIME-TO-MARKET

Beaverton, OR -- March 31, 1997 -- Integrated Measurement Systems, Inc. (NASDAQ: IMSC) today introduced TestDirect-Trademark-, a new digital Virtual Test productivity tool for mixed-signal test. TestDirect is a test pattern generation program that provides test engineers with an automatic tool for generating Automated Test Equipment (ATE) test patterns from the designer's original testbench simulation environment. This process shortens the overall product development cycle, increasing a customer's revenue potential and improves their time-to-market competitiveness.

"TestDirect was designed for our mixed-signal customers who needed a digital test pattern solution that is fast, direct, accurate and that does not require a design methodology change," said Bob Harrison, Marketing Manager of IMS' Virtual Test Division. "Because TestDirect automatically generates test patterns from the original simulation environment, it simplifies this process significantly, saving time and improving quality."

The TestDirect Process

TestDirect first documents the device behavior by using timing-diagram waveforms. Using TestDirect, the test engineer graphically creates or imports waveforms and automatically converts them into HDL "Watcher" code. This Watcher' runs with the simulation of the design, monitoring the design activity and creating cyclized patterns directly. TestDirect then combines these patterns with the targeted tester waveform timing and formatting information to generate the tester-specific test patterns.

Innovative Pattern Generation

TestDirect's innovative direct test pattern generation approach (patents pending) eliminates the processing of large dump files and the multiple, incremental refinement of databases. Intelligent Data Filtering-Trademark-reduces the quantity of extracted data by selecting only the desired simulation events, substantially improving test pattern development time. Dynamic Pattern Cyclization-Trademark- generates correctly cyclized test patterns through automatic monitoring of the design testbench. Matching desired trigger events and timing data produces fully cyclized test pattern data from the original designer's simulation environment. Dynamic Pattern Cyclization automatically manages ambiguous edge placements, variable timing and multiple case matching.

TestDirect does not change the designer's current design methodology, but simply extends the use of simulation as a tool for the test engineer. This common simulation usage improves communication between the design and test team, and as it runs with any standard VHDL or Verilog simulator, it does not require the use of a Programming Language Interface.

Works with Dantes-Trademark- for Complete Test Pattern Verification

TestDirect works with Dantes-Trademark-, the mixed-signal test development system, to provide a complete test pattern verification capability, allowing the test engineer to load the pattern and timing information into a tester model and simulate the interaction between the patterns, the device model and the tester models, resulting in very high confidence in the correctness of the test patterns, a shorter debug cycle and improved time-to-market.

Designed for Mixed-Signal Applications

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TestDirect supports mixed-signal test through automatic insertion of tester subroutine calls into the test program. Direct Call Insertion-Trademark- is a unique process whereby tester subroutine calls are automatically inserted into the generated test program at the appropriate locations to correctly drive the tester for mixed-signal testing.

Price and Availability

TestDirect-Trademark- pricing starts at $35,000 and will be available on April 30, 1997.

TestDirect will initially support:

     Hewlett-Packard 9490, 9491, 9492, 9493, 9494, 9495
     IMS MSTS FT
     Teradyne A570, A580

About Virtual Test

TestDirect extends and builds upon IMS' lead in Virtual Test technology. Virtual Test tools allow test engineers to create, optimize, simulate, debug and verify test fixtures and device-test programs that run on ATE systems. Test engineers use these tools early in the design process, concurrently with device design, to speed test development, reducing time-to-market, reducing the cost of test, and improving quality.

About Integrated Measurement Systems, Inc. (IMS)

IMS IS THE WORLDWIDE LEADER IN ENGINEERING TEST STATIONS AND VIRTUAL TEST SOFTWARE, PROVIDING COST-EFFECTIVE SOLUTIONS TO REDUCE THE TIME REQUIRED TO TEST AND VERIFY COMPLEX ELECTRONIC CIRCUITS. FOR THE PAST THREE YEARS, IMS HAS RATED THE TOP TEST COMPANY IN THE VLSI RESEARCH CUSTOMER SURVEY FOR TEST AND MATERIAL HANDLING COMPANIES. IMS IS LISTED ON THE NASDAQ NATIONAL MARKET UNDER THE SYMBOL IMSC. FOR MORE INFORMATION, CONTACT IMS AT 9525 S.W. GEMINI DRIVE, BEAVERTON, OREGON 97008. TELEPHONE: (503) 626-7117 OR (800) 879-7117 OR VISIT OUR WEB SITE AT WWW.IMS.COM.